Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-55179 of CRT Properties, Inc on Form S-3, Registration No. 33-54617 of CRT Properties, Inc. on Form S-8, Registration Statement No. 333-20975 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-23429 of CRT Properties, Inc. on Form S-8, Registration Statement No. 333-54765 of CRT Properties, Inc. on Form S-3, Registration statement No. 333-54621 of CRT Properties, Inc. on Form S-8 and Registration Statement No. 333-37919 of CRT Properties, Inc. on Form S-3, Statement No. 333-116056 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-33388 of CRT Properties, Inc. on Form S-8 and Registration Statement No. 333-38712 of CRT Properties, Inc. on form S-8 of our report dated December 8, 2004 on the statement of revenues and certain expenses of the Las Olas Centre for the year ended December 31, 2003 appearing in this Current Report on form 8-K/A of CRT Properties, Inc. dated November 24, 2004.

DELOITTE & TOUCHE LLP

West Palm Beach, Florida
December 10, 2004